Exhibit 32.2

                            CERTIFICATION PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
                             18 U.S.C. SECTION 1350


         In connection with the Quarterly Report of Universal Capital Management, Inc. (the "Company") on Form 10-Q for the period ending January 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Joseph T. Drennan, Treasurer of the Company, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that, to my knowledge:

         1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.



/s/ Joseph T. Drennan
--------------------------------
Joseph T. Drennan
Treasurer (Principal Financial Officer)
May 13, 2005



         The foregoing certification is being furnished solely pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350 and shall not be deemed filed by the Company for the purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to liability under that Section. This certification shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act except to the extent that this certification is expressly incorporated by reference into any such filing.

         A signed original of this written statement required by 18 U.S.C.
Section 1350 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.